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EXHIBIT 10.1C

SECOND AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

    SECOND AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 19, 2001 (this "Amendment"), to the Existing Credit Agreement (as hereinafter defined), by and among (i) THE SELMER COMPANY, INC., a Delaware corporation ("Selmer"), (ii) STEINWAY, INC., a Delaware corporation ("Steinway"), (iii) UNITED MUSICAL INSTRUMENTS USA, INC., an Indiana corporation ("UMI" and together with Selmer and Steinway, the "Borrowers"), (iv) those signatories hereto and identified on Schedule I (as may be amended from time to time) as Guarantors (the "Guarantors"), (v) the lenders (the "Lenders") from time to time party to the Agreement (defined below) and GMAC COMMERCIAL CREDIT LLC, a New York limited liability company (the "Administrative Agent"), as administrative agent for the Lenders hereunder.

RECITALS

    The Borrowers, Guarantors, the Administrative Agent and the Lenders have entered into the Existing Credit Agreement, pursuant to which the Lenders are providing to Selmer and Steinway a $120,000,000 revolving credit facility, a $22,500,000 term loan facility and a $45,000,000 term loan facility, each of which are secured by certain accounts receivable, real estate, and other collateral of Selmer, Steinway and UMI and guaranteed by the Guarantors. Steinway Musical Instruments, Inc. ("SMI") has requested that the Lenders consent: (i) to SMI's issuance of $150,000,000 8 3/4% Senior Notes due 2011 (the "Senior Notes") which will be guaranteed by the Borrowers and the Guarantors and (ii) to SMI's use of the proceeds of the issuance of the Senior Notes to redeem the Senior Subordinated Notes and to prepay certain Revolving Credit Loans and permanently reduce the Aggregate Maximum Revolving Credit Commitment Amount to $85,000,000 (the issuance of the Senior Notes and the use of proceeds described in (i) and (ii) above are referred to herein as the "Transaction"). The Lenders have agreed to consent to the Transaction subject to the conditions described herein and the parties hereto desire to amend certain provisions of the Existing Credit Agreement as hereinafter provided to effectuate the same.

    In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

ARTICLE I
Definitions

    1.  Definitions. (a) In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

      "Agreement" means the Existing Credit Agreement as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

      "Existing Credit Agreement": the Second Amended and Restated Credit Agreement, dated as of September 14, 2000, among (i) Selmer, (ii) Steinway, (iii) UMI, (iv) the Guarantors, (v) the Lenders and (vi) the Administrative Agent as amended or otherwise modified from time to time prior to the Second Amendment Effective Date.

      "Redemption Documents": a duly executed, irrevocable Officers' Certificate pursuant to Section 3.01 of the Senior Subordinated Notes Indenture directing the Senior Subordinated Trustee to effect the redemption of all of the outstanding Senior Subordinated Notes (and to pay to the Administrative Agent for application in accordance with the Agreement any amounts not used to effect such redemption) and a sufficient number of copies of the irrevocable notice of redemption notifying the Senior Subordinated Note Holders of such redemption on or before June 30, 2001 to be mailed to such note holders on the date of the effectiveness of the consent set forth in Article IV hereof, in each case in form and substance satisfactory to the Administrative Agent.

      "Senior Notes": those certain Senior Notes issued by SMI in the aggregate principal face amount not to exceed $150,000,000 pursuant to the Senior Notes Indenture.

      "Senior Notes Documents": the collective reference to the Senior Notes, the Senior Notes Indenture, and the Senior Notes Purchase Agreement.

      "Senior Notes Holders": the holders of the Senior Notes.

      "Senior Notes Indenture": that certain Indenture, dated as of April 19, 2001, among the Steinway Senior Notes Parties and the Senior Notes Trustee, as in effect on the date hereof.

      "Senior Notes Purchase Agreement": that certain Purchase Agreement, dated as of April 19, 2001, by and between SMI and UBS Warburg LLC, providing for the purchase and sale of the Senior Notes, as in effect on the date hereof.

      "Senior Notes Trustee": Firstar Bank, N.A., as trustee for the Senior Notes Holders pursuant to the Senior Notes Indenture and any successors or assigns of such trustee.

      "Steinway Senior Notes Parties": SMI, Selmer, Emerson, SPC, Steinway, SMIT, S&B Retail, Boston Piano Co., O.S. Kelly, The O.S. Kelly Company, UMI Holdings, UMI.

    (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

ARTICLE II
Representations

    1.  Representations. Each of the Borrowers and Guarantors hereby represents and warrants as follows:

      (a) It has full power, authority and legal right to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof is within its powers and has been duly authorized, is not in contravention of any law(s) which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by which it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

      (b) It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in which qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a Material Adverse Effect.

      (c) This Amendment has been duly executed and delivered on its behalf and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      (d) The conditions contained in Article V hereof have been satisfied.

      (e) Each of the Loan Documents is on the date hereof in full force and effect.

      (f)  No Default or Event of Default has occurred and is continuing.

      (g) It has not granted any Lien on any of its property or assets to the Senior Notes Trustee or any Senior Notes Holder.

ARTICLE III
Amendments to Existing Credit Agreement

    1.  Amendments to Section 1. (a) Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:

      "Senior Notes": those certain Senior Notes issued by SMI from time to time in the aggregate principal face amount not to exceed $150,000,000 pursuant to the Senior Notes Indenture.

      "Senior Notes Documents": the collective reference to the Senior Notes, the Senior Notes Indenture, and the Senior Notes Purchase Agreement.

      "Senior Notes Holders": the holders of the Senior Notes.

      "Senior Notes Indenture": that certain Indenture, dated as of April 19, 2001, among SMI, Selmer, Emerson, SPC, Steinway, SMIT, S&B Retail, Boston Piano Co., O.S. Kelly, The O.S. Kelly Company, UMI Holdings, UMI and the Senior Notes Trustee, as amended, supplemented and otherwise modified from time to time.

      "Senior Notes Purchase Agreement": that certain Purchase Agreement, dated as of April 11, 2001, by and between SMI and UBS Warburg LLC, providing for the purchase and sale of the Senior Notes, as amended, supplemented or modified from time to time.

      "Senior Notes Trustee": Firstar Bank, N.A., as trustee for the Senior Notes Holders pursuant to the Senior Notes Indenture and any successors or assigns of such trustee."

      "SMI Note": that certain Subordinated Promissory Note of Selmer payable to SMI, dated April 19, 2001 in an aggregate principal amount of $150,000,000."

      (b) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Aggregate Maximum Revolving Credit Commitment Amount" in its entirety and replacing it with the following:

        "Aggregate Maximum Revolving Credit Commitment Amount": $85,000,000; subject to reduction by the Borrowers in accordance with Section 3.5 hereof."

      (c) Section 1.1 of the Existing Credit Agreement is hereby amended by inserting at the end of the definition of the term "Change in Control" the words "or any other event or condition that would constitute a "Change of Control" as defined in the Senior Notes Indenture".

      (d) Section 1.1 of the Existing Credit Agreement is hereby amended by inserting in the third line of the definition of the term "Other Documents" after the words "the Senior Subordinated Note Documents," the words "the Senior Notes Documents,".

      (e) Section 1.1 of the Existing Credit Agreement is hereby amended by inserting in the third line of the definition of the term "Scheduled Principal Payments" after the words "Senior Subordinated Notes", the words ", the Senior Notes".

      (f)  Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Trustee" in its entirety and replacing it with the following:

        "Trustees": the collective reference to the Senior Trustee and the Senior Subordinated Trustee."

    2.  Amendment to Section 2.1(c). Section 2.1(c) of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

      "(c) The Term Loans shall be Eurodollar Loans unless they are Converted to Alternate Base Rate Loans in accordance with Section 5.2 hereof."

    3.  Amendment to Section 3.1(b). Section 3.1(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

      "(b) The Revolving Credit Loans shall be Eurodollar Loans unless they are Converted to Alternate Base Rate Loans in accordance with Section 5.2 hereof."

    4.  Amendments to Section 3.7(a). Section 3.7(a) of the Existing Credit Agreement is hereby amended by (i) deleting in the first, eighth and ninth lines the word "Lender" and replacing it with the words "Administrative Agent" and (ii) deleting in the sixth and seventh lines the word "Lender's" and replacing it with the words "Administrative Agent's".

    5.  Amendments to Section 4.1(a). Section 4.1(a) of the Existing Credit Agreement is hereby amended by: (i) deleting in the sixteenth line thereof the words "Lender retains" and replacing them with the words "Lenders retain" and (ii) deleting in the seventeenth line thereof the words "to the Lender to terminate such Letter of Credit prior to each extension date" and replacing them with the words "to the Lenders to refuse to extend such Letter of Credit prior to such automatic extension".

    6.  Amendments to Section 4.1(c). Section 4.1(c) of the Existing Credit Agreement is hereby amended by:

       (i) inserting in the first line of subparagraph (iii) after the words "Administrative Agent" the words "for the benefit of the Lenders";

      (ii) inserting in the second line of subparagraph (iv) after the words "Administrative Agent" the words "for the benefit of the Lenders";

      (iii) inserting in the second, third, eleventh, thirteenth and fourteenth lines of subparagraph (v) after the words "Administrative Agent" the words "and each Lender"; and

      (iv) inserting in the tenth line of subparagraph (v) after the words "Administrative Agent" the words "or any Lender".

    7.  Amendment to Section 5.2. Section 5.2 of the Existing Credit Agreement is hereby amended by deleting in the last line thereof the words "the Loans shall bear interest at the Alternate Base Rate" and replacing them with the words "the Loans shall be Alternate Base Rate Loans".

    8.  Amendment to Article 5. Article 5 of the Existing Credit Agreement is hereby amended by inserting the following language as Section 5.10 thereof:

      "Section 5.10    Increased Costs. (a) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

      (b) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Notwithstanding the preceding provisions of this Section, no Lender shall be entitled to receive any additional amount as compensation for any such reduction in return on capital experienced more than 180 days prior to the date that such Lender has notified the Borrowers thereof."

    9.  Amendment to Section 6.17. Section 6.17 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

    "6.17 Indebtedness. Except for the inter-company loan of Selmer to Vincent Bach permitted pursuant to Section 9.2 of this Agreement, as of the Closing Date, the aggregate accounts payable and/or accrued expenses of it are not materially different from its Interim Balance Sheet, dated June 30, 2000, supplied to the Administrative Agent and the Lenders. Without limiting the foregoing, (a) in the case of Selmer, it additionally represents that as of the Closing Date: (i) the only Indebtedness due or which may become due from Selmer (as well as from any other Loan Party) to Textron or its assignees arises or shall arise under or in connection with the Textron Note Purchase Agreement; and (ii) the only Indebtedness due or which may become due from Selmer (as well as from any other Loan Party) to the holders of the Subordinated Notes are evidenced by the Senior Subordinated Notes in an aggregate principal amount not to exceed $110,000,000, which are in substantially the form heretofore provided to the Administrative Agent and (b) in the case of SMI, the only Indebtedness due or which may become due from SMI (as well as from any other Loan Party) to the holders of the Senior Notes are evidenced by the Senior Notes in an aggregate principal amount not to exceed $150,000,000, which are in substantially the form heretofore provided to the Administrative Agent. Except for the Indebtedness referred to in subsections (a) and (b) immediately set forth above, the capital expenditures, Financing Leases and purchase money obligations permitted under Section 9.2 of this Agreement, the SMIT Notes, the SMI Note, and the Obligations to the Lenders arising from time to time under this Agreement, no Loan Party has or shall have during the term of this Agreement, any long term Indebtedness with a maturity of one year or more."

    10. Amendment to Section 8.2(k). Section 8.2(k) of the Existing Credit Agreement is hereby amended by inserting in the first line thereof after the words "Textron, ITT," the words "the Senior Notes Trustee, any Senior Notes Holder,".

    11. Amendment to Section 8.3. Section 8.3 of the Existing Credit Agreement is hereby amended by inserting in the eleventh line thereof after the words "the Senior Subordinated Note Holders" the words ", the Senior Notes Trustee, the Senior Notes Holders".

    12. Amendment to Section 8.16. Section 8.16 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

    "8.16 Guarantees/General Security Agreements. Cause each of its future Subsidiaries that is not an "Unrestricted Subsidiary" (as defined in the Senior Subordinated Indenture or the Senior Notes

  Indenture) and that, under the terms of either the Senior Subordinated Indenture or the Senior Notes Indenture, is required to become a "Guarantor" thereunder, to execute and deliver to the Administrative Agent and each Lender an instrument pursuant to which such Subsidiary shall become a Loan Party hereunder and bound hereby to the extent set forth in Section 12.22 hereof and a separate Guarantee and such Security Documents as shall be necessary or advisable, in the opinion of the Administrative Agent, for such Subsidiary to grant Liens on substantially all of its property in favor of the Administrative Agent for the ratable benefit of the Lenders. The Administrative Agent and each Lender shall also be entitled to such incumbency certificates, certified copies of charter documents and resolutions and such legal opinions and other documents and instruments as shall be consistent with those delivered pursuant to Section 7.2 hereof."

    13. Amendment to Section 8.17. Section 8.17 of the Existing Credit Agreement is hereby amended by inserting in the last line thereof after the words "Senior Subordinated Notes" the words "or Senior Notes, in each case".

    14. Amendments to Section 9.2. Section 9.2 of the Existing Credit Agreement is hereby amended by:

       (i) adding at the end of paragraph (b) the words, "provided, that the same shall be subordinated to the Obligations and be evidenced by a written instrument which has been delivered and pledged to the Administrative Agent for the benefit of the Lenders";

      (ii) deleting in the first line of subparagraph (f), "(f)" and replacing it with "(g)";

      (iii) deleting in the first line of subparagraph (g), "(g)" and replacing it with "(h)"; and

      (iv) inserting the following language as new paragraph (f):

        "(f) the Senior Notes and any guarantees of the Senior Notes and any refinancings of the same with senior notes or subordinated notes that are obligations of SMI provided that such refinancings are on similar and customary terms and conditions that are no less favorable in any material respect to the Loan Parties or the Lenders than the terms governing the Senior Notes;".

    15. Amendment to Section 9.3(a). Section 9.3(a) of the Existing Credit Agreement is hereby amended by inserting in the fifth line thereof after the words "Senior Subordinated Note Holders" the words ", the Senior Notes Trustee, the Senior Notes Holders".

    16. Amendments to Section 9.4. (a) Section 9.4(a) of the Existing Credit Agreement is hereby amended by deleting in the third line thereof after the words "Textron Note Purchase Agreement", the words "and (iii) except for" and replacing them with the words ", (iii) Guarantee Obligations in connection with the Senior Notes, and (iv)".

      (b) Section 9.4(b) of the Existing Credit Agreement is hereby amended by inserting in the third line thereof after the words "Senior Subordinated Note Holders" the words "the Senior Notes Trustee, the Senior Notes Holders".

    17. Amendment to Section 9.9. Section 9.9 of the Existing Credit Agreement is hereby amended by inserting in the twenty-sixth line thereof after the words "Senior Subordinated Note Holders" the words ", the Senior Notes Trustee, the Senior Notes Holders".

    18. Amendments to Section 9.11. (a) Section 9.11(a) of the Existing Credit Agreement is hereby amended by deleting in the twenty-sixth line thereof the words "or (v)" and replacing them with the words "(v) the repurchase or redemption by SMI of not more than $14,000,000 aggregate principal amount of Senior Notes in any calendar year, provided that (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the Borrowers have aggregate Available RC Commitments immediately after such repurchase or redemption that equal or exceed $25,000,000,

(vi) the refinancing of the Senior Notes in accordance with Section 9.2(f) hereof, (vii) the payment, prepayment or redemption by Selmer of its Indebtedness to SMI under the SMI Note, or (viii)".

      (b) Section 9.11 of the Existing Credit Agreement is hereby amended by inserting the following language at the end of such Section as paragraph (c):

        "(c) SMI will not effect a legal or covenant defeasance pursuant to Article 8 of the Senior Notes Indenture without the prior written consent of the Administrative Agent."

    19. Amendments to Section 9.15. Section 9.15 of the Existing Credit Agreement is hereby amended by (i) deleting in the second line the words "Loan" and replacing it with the word "Note" and (ii) deleting in the second line thereof the words "and (c)" and replacing them with the words ", (c) the Senior Notes Documents and (d)".

    20. Amendments to Section 10. (a) Section 10(c) of the Existing Credit Agreement is hereby amended by inserting in the first line thereof after the words "when due" the word "and".

      (b) Section 10(i) of the Existing Credit Agreement is hereby amended by inserting in the ninth line thereof, after the words "General Intangibles and/or" the word "in".

      (c) Section 10(n) of the Existing Credit Agreement is hereby amended by inserting in the fourth line thereof after the words "Textron, ITT" the words ", the Senior Notes Trustee, the Senior Notes Holders".

      (d) Section 10(q) of the Existing Credit Agreement is hereby amended by inserting at the end thereof after the semicolon, the word "or";

      (e) Section 10 of the Existing Credit Agreement is hereby amended by adding the following language as paragraph (r):

        "(r) for any reason, Selmer does not redeem all of the outstanding Senior Subordinated Notes on or before June 30, 2001;

      (f)  Section 10 of the Existing Credit Agreement is hereby amended by deleting in the sixth line of the last paragraph of such Section the word "Lean" and replacing it with the words "Loan".

    21. Amendments to Section 11.4. Section 11.4 to the Existing Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

      "The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders, the Required Lenders or the Majority Lenders as applicable in accordance with the terms of this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans."

    22. Amendments to Section 12.7. Section 12.7 of the Existing Credit Agreement is hereby amended by (i) inserting in the ninth line thereof after the words "Administrative Agent" the words "and/or the Lenders, as applicable" and (ii) inserting in the eleventh line thereof after the words "Administrative Agent" the words "and/or the Lenders as applicable".

ARTICLE IV
Consent and Agreement

    1.  The Administrative Agent and the Lenders hereby (i) consent to the execution and delivery of the Senior Notes Indenture (including the guarantees set forth therein), the issuance of the Senior Notes and the use of the proceeds thereof to redeem the Senior Subordinated Notes (notwithstanding any Lien that the Administrative Agent and the Lenders may have in such proceeds) and prepay the

Revolving Credit Loans as hereinafter provided, (ii) subordinate all Liens that they may have under any Loan Document in the Senior Subordinated Note Redemption Proceeds (as hereinafter defined) to the Lien of the Subordinated Notes Trustee solely for the benefit of the holders of the Senior Subordinated Notes and (iii) consent to the amendment of the Senior Subordinated Note Indenture in the form attached hereto as Exhibit A, subject in each such case to the conditions (which are in addition to those set forth in Article V hereof) that, simultaneously with the issuance of the Senior Notes, and in no event later than April 30, 2001, (x) SMI shall deliver or caused to be delivered to the Senior Subordinated Note Trustee the Redemption Documents together with immediately available Dollars in an amount, not to exceed $114,000,000, equal to the amount required to redeem all outstanding Senior Subordinated Notes on or before June 30, 2001 (such funds, the "Senior Subordinated Note Redemption Proceeds") and the Administrative Agent shall have received satisfactory evidence thereof, (y) SMI shall deliver to the Administrative Agent for application to the prepayment of any outstanding Revolving Credit Loans immediately available Dollars in an amount equal to the excess of the net proceeds of the Senior Notes over the amount delivered to the Subordinated Note Trustee pursuant to the immediately preceding clause (x) and shall permanently reduce the Aggregate Maximum Revolving Credit Amount to $85,000,000, and (z) no Loan Party shall have granted a Lien in any of its property or assets to the Senior Notes Trustee or any Senior Notes Holder. The parties hereto hereby acknowledge and agree that a failure by SMI to comply with the conditions set forth in the immediately preceding sentence shall be an Event of Default (as defined in the Agreement) and that in such event or in the event that all of the outstanding Senior Subordinated Notes are not redeemed on or before June 30, 2001, the subordination of such Lien shall be void ab initio and of no force and effect. The Administrative Agent and the Lenders further agree that any Event of Default (as defined in the Agreement) which shall occur and be continuing solely as the result of the occurrence of an Event of Default as defined in the Senior Subordinated Notes Indenture on or after the date hereof shall be deemed to be waived upon the payment of all amounts owing under the Senior Subordinated Notes, the satisfaction and discharge thereof and the satisfaction and discharge of all other obligations of any Loan Party to the Senior Subordinated Note Holders under the Senior Subordinated Indenture unless such Event of Default (as defined in the Agreement) is also a Default or Event of Default as defined in the Senior Notes Indenture. The parties hereto hereby further agree that the Net Proceeds of the sale of any asset of any Loan Party shall first be applied to the Obligations as set forth in Section 5.4 of the Agreement and (i) any excess of such Net Proceeds remaining after such application and (ii) any proceeds of any sale of any Qualified Capital Stock (as defined in the Senior Notes Indenture) shall be delivered to the Administrative Agent to be applied to the outstanding Obligations in accordance with Section 12.4 of the Agreement.

Article V
Conditions to Effectiveness

    This Amendment, and the modifications to the Existing Credit Agreement provided for herein, shall become effective on the date (the "Second Amendment Effective Date") on which all of the following conditions have been (or are concurrently being) satisfied:

    1.  This Amendment shall have been duly executed and delivered by each party thereto.

    2.  the Administrative Agent shall have received executed copies of each of the Senior Notes Documents, in form and substance satisfactory to it.

    3.  Each of the representations and warranties made by the Borrowers and Guarantors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

    4.  No Default or Event of Default shall have occurred and be continuing.

    5.  The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Milbank Tweed Hadley & McCloy, counsel to the Borrowers, in form and substance satisfactory to the Lender and counsel to the Lender, and covering such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

    6.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Existing Credit Agreement and this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

ARTICLE VI
Miscellaneous

    1.  Payment of Expenses. Without limiting its obligations under Section 12.8 of the Agreement, the Borrowers jointly and severally agree to pay or reimburse the Administrative Agent for all of its reasonable costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Administrative Agent and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

    2.  No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect.

    3.  Affirmation by Loan Parties. Each Loan Party hereby reaffirms its obligations under the Loan Documents executed by such Loan Party.

    4.  Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

      (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and the Administrative Agent, as the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

THE SELMER COMPANY, INC., Borrower
By	/s/ DENNIS M. HANSON Title: Chief Financial Officer

STEINWAY, INC., Borrower
By	/s/ DENNIS M. HANSON Title: Treasurer and Chief Financial Officer
UNITED MUSICAL INSTRUMENTS USA, INC., Borrower
By	/s/ DENNIS M. HANSON Title: Assistant Treasurer
GMAC COMMERCIAL CREDIT LLC, as Administrative Agent and as a Lender
By	/s/ FRANK IMPERATO Title: Senior Vice President
GMAC COMMERCIAL CREDIT LLC, as Lender
By	/s/ FRANK IMPERATO Title: Senior Vice President
FLEET CAPITAL CORPORATION, as Lender
By	/s/ MARK SCHAFER Title: Vice President
GUARANTY BUSINESS CREDIT CORPORATION, as Lender
By	/s/ MICHAEL D. HADDAD Title: President and Chief Executive Officer

SCHEDULE I
GUARANTORS

Steinway Musical Instruments, Inc., Guarantor
By	/s/ DENNIS M. HANSON
Title: Chief Financial Officer
800 South Street Suite 425 Waltham, MA 02453
Emerson Musical Instruments, Inc., Guarantor
By	/s/ DENNIS M. HANSON
Title: Assistant Treasurer
28135 West Hively Avenue Elkhart, IN 46517
The Steinway Piano Company, Inc., Guarantor
By	/s/ DENNIS M. HANSON
Title: Treasurer
600 Industrial Parkway Elkhart, IN 46516
The SMI Trust, Guarantor
By	/s/ DENNIS M. HANSON
Title: Trustee
800 South Street Suite 425 Waltham, MA 02453
S&B Retail, Inc., Guarantor
By	/s/ DENNIS M. HANSON
Title: Treasurer and Chief Financial Officer
455 Route 17 South Paramus, New Jersey 07652

Boston Piano Company, Inc., Guarantor
By	/s/ DENNIS M. HANSON
Title: Treasurer and Chief Financial Officer
37-11 19th Avenue Long Island City, NY 11105
The O.S. Kelly Corporation, Guarantor
By	/s/ DENNIS M. HANSON
Title: Treasurer
P.O. Box 1267 318 E. North Spring Street Springfield, OH 45503
The O.S. Kelly Company, Guarantor
By	/s/ DENNIS M. HANSON
Title: Treasurer
P.O. Box 1267 318 E. North Spring Street Springfield, OH 45503
United Musical Instruments Holdings, Inc., Guarantor
By	/s/ DENNIS M. HANSON
Title: Assistant Treasurer
100 Industrial Parkway Elkhart, IN 46516

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  EXHIBIT 10.1C
SECOND AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
RECITALS
ARTICLE I Definitions
ARTICLE II Representations
ARTICLE III Amendments to Existing Credit Agreement
ARTICLE IV Consent and Agreement
Article V Conditions to Effectiveness
ARTICLE VI Miscellaneous
SCHEDULE I GUARANTORS